
                                              Thirteen Weeks Ended                     Twenty-Six Weeks Ended
                                       December 26,         December 27,         December 26,         December 27,
                                           1997                 1996                 1997                 1996
                                       ------------         ------------         ------------         ------------
                                                         (000's omitted, except per share data)

Basic:

Weighted average shares outstanding        9,148                9,613                9,143                9,610

                                       ------------         ------------         ------------         ------------
Total                                      9,148                9,613                9,143                9,610


Income from continuing operations      $   1,586            $     563            $   3,467            $   2,096
Loss from discontinued operations              0                 (228)                   0               (1,002)
                                       ------------         ------------         ------------         ------------
Net income                             $   1,586            $     335            $   3,467            $   1,094
                                       ------------         ------------         ------------         ------------

Net income (loss) per share
  Continuing operations                $    0.17            $    0.06            $    0.38            $     0.22
  Discontinued operations                   0.00                (0.03)                0.00                 (0.11)
                                       ------------         ------------         ------------         ------------
Net income per share                   $    0.17            $    0.03            $    0.38            $     0.11
                                       ------------         ------------         ------------         ------------


Diluted:

Weighted average shares outstanding        9,148                9,613                9,143                9,610

Weighted average common stock
  equivalents                                288                  182                  228                  189
                                       ------------         ------------         ------------         ------------
Total                                      9,436                9,795                9,371                9,799

Income from continuing operations      $   1,586            $     563            $   3,467            $   2,096
Loss from discontinued operations              0                 (228)                   0               (1,002)
                                       ------------         ------------         ------------         ------------
Net income                             $   1,586            $     335            $   3,467            $   1,094
                                       ------------         ------------         ------------         ------------

Net income (loss) per share
  Continuing operations                $    0.17            $    0.06            $    0.37            $    0.21
  Discontinued operations                   0.00                (0.03)                0.00                (0.10)
                                       ------------         ------------         ------------         ------------
Net income per share                   $    0.17            $    0.03            $    0.37            $    0.11
                                       ------------         ------------         ------------         ------------

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